SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) -- April 17, 2001

MELLON FINANCIAL CORPORATION
(Exact name of registrant as specified in charter)

Pennsylvania	1-7410	25-1233834
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	One Mellon Center 500 Grant Street Pittsburgh, Pennsylvania (Address of principal executive offices)	15258 (Zip code)

Registrant's telephone number, including area code -- (412) 234-5000

ITEM 5.	OTHER EVENTS

By press release dated April 17, 2001, Mellon Financial Corporation (the
"Corporation") announced first quarter 2001 results of operations. In the same release, the Corporation announced an increase in the quarterly cash dividend.
The Corporation increased its quarterly Common Stock dividend by 9% to 24 cents per share payable on May 15, 2001 to shareholders of record at the close of business on April 30, 2001

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description

99.1	Mellon Financial Corporation Press Release dated April 17, 2001, announcing the matters referenced in Item 5 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 17, 2001	MELLON FINANCIAL CORPORATION

	By:	/s/ STEVEN G. ELLIOTT
Steven G. Elliott Senior Vice Chairman and Chief Financial Officer

EXHIBIT INDEX

Number	Description	Method of Filing

99.1	Press Release dated April 17, 2001	Filed herewith